UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Coastal Contacts Inc.

(Exact name of registrant as specified in its charter)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 320, 2985 Virtual Way
Vancouver, British Columbia	V5M 4X7
(Address of Principal Executive Offices)	(Zip Code)

COASTAL CONTACTS INC. 2013 AMENDED AND RESTATED
STOCK OPTION PLAN

(Full title of plan)

CT Corporation System, 111 Eighth Avenue
New York, New York 10011

(Name and address of agent for service)

(212) 590-9070

(Telephone number, including area code, of agent for service)

with copy to:

John J. Koenigsknecht, Esq.
Neal, Gerber & Eisenberg LLP
Two North LaSalle Street

Suite 1700
Chicago, Illinois 60602
(312) 269-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENT

On May 8, 2014, Coastal Contacts Inc. (the “Company”) filed a Form 15 with the Securities and Exchange Commission to effect the deregistration of its common stock under the Securities Exchange Act of 1934, as amended.  In accordance with undertakings made by the Company in the registration statement on Form S-8 (File No. 333-191763) filed by the Company on October 16, 2013, this Post-Effective Amendment No. 1 is being filed for the sole purpose of terminating the Registration Statement and deregistering any unissued shares previously registered under the Registered Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on May 8, 2014.

COASTAL CONTACTS INC.

By:	/s/Craig Lennox
Name:	Craig Lennox
Title:	Chief Financial Officer

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.